Exhibit 10.7

COMMON STOCK SUBSCRIPTION AGREEMENT

This COMMON STOCK SUBSCRIPTION AGREEMENT, dated as of April 21, 2011 (this “Agreement”), is made and entered into by and between Grassmere Acquisition Corporation, a Delaware corporation (the “Company”), and Grassmere Acquisition Holdings, LLC, a Missouri limited liability company (the “Purchaser”).

WHEREAS, the Purchaser wishes to subscribe for and purchase from the Company 2,156,250 shares of the Company’s common stock, $0.0001 par value per share (the “Shares”), and the Company wishes to accept the subscription for and sell the Shares to the Purchaser, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Subscription for and Purchase of Shares.

(a)           Subscription for and Purchase of the Shares. Subject to the terms and conditions hereof, and in reliance upon the representations and warranties of the parties contained or incorporated by reference herein, simultaneous with the execution hereof, the Purchaser subscribes for and shall purchase from the Company, and the Company accepts the subscription for and shall sell and deliver to the Purchaser, the Shares, in consideration of the payment of the Subscription Amount noted herein.

(b)           Purchase Price.  As payment in full for the Shares being purchased under this Agreement and against delivery of the certificates therefor, simultaneous with the execution hereof, the Purchaser shall pay to the Company $25,000 ($216.00 of which shall be purchase price and $24,784.00 of which shall be additional paid-in capital) (the “Subscription Amount”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company.

(c)           Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall be held on the date of this Agreement (“Closing Date”) at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, New York 10173, or such other place as may be agreed upon by the parties hereto.

(d)           Closing Deliveries. All actions taken at the Closing shall be deemed to have been taken simultaneously.

(e)           Purchaser Deliveries. At the Closing the Purchaser shall deliver to the Company the Subscription Amount.

(f)           Company Deliveries. At the Closing, or within a reasonable time after the Closing but in no event later than thirty (30) days after Closing, the Company shall deliver to the Purchaser the certificates representing the Shares.

(g)          Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

(h)          Restrictions on Transfer and Forfeiture.  In connection with the Company’s initial public offering (the “Public Offering”), the Purchaser and the Company will enter into a letter agreement with respect to certain restrictions on transfer of the Shares and the forfeiture of a portion of the Shares on the terms and conditions to be specified therein.

(i)           Legends.  Each certificate evidencing the Shares and each certificate issued in exchange for or upon the transfer of any Shares shall be stamped or otherwise imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT BY AND BETWEEN THE COMPANY AND GRASSMERE ACQUISITION HOLDINGS, LLC.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(j)           Registration Rights Agreement.  In connection with the Public Offering, the Company and the Purchaser will enter into a registration rights agreement pursuant to which the Company will grant certain registration rights to the Purchaser relating to the Shares.

2.           Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Company as follows:

(a)           Organization and Good Standing. The Purchaser is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Missouri.

(b)           Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms. The Purchaser has full entity power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Purchaser has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser.

(c)          Investment Representations.

(i)           The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

(ii)          The Purchaser has received, has thoroughly read, is familiar with and understands the contents of this Agreement.

(iii)         The Purchaser hereby acknowledges that an investment in the Shares involves certain significant risks. The Purchaser acknowledges that there is a substantial risk that it will lose all or a portion of its investment and that it is financially capable of bearing the risk of such investment for an indefinite period of time. The Purchaser has no need for liquidity in its investment in the Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Purchaser understands that there presently is no public market for the Shares and none is anticipated to develop in the foreseeable future. The Purchaser’s present financial condition is such that the Purchaser is under no present or contemplated future need to dispose of any portion of the Shares subscribed for hereby to satisfy any existing or contemplated undertaking, need or indebtedness. The Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to its net worth and the investment in the Company will not cause such overall commitment to become excessive.

(iv)        The Purchaser acknowledges that the Shares have not been and will not be registered under the Securities Act, or any state securities act, and are being sold on the basis of exemptions from registration under the Securities Act and applicable state securities acts. Reliance on such exemptions, where applicable, is predicated in part on the accuracy of the Purchaser’s representations and warranties set forth herein. The Purchaser acknowledges and hereby agrees that the Shares will not be transferable under any circumstances unless the Purchaser either registers the Shares in accordance with federal and state securities laws or finds and complies with an available exemption under such laws. Accordingly, the Purchaser hereby acknowledges that there can be no assurance that it will be able to liquidate its investment in the Company.

(v)         There are substantial risk factors pertaining to an investment in the Company. The Purchaser acknowledges that it has read the information set forth above regarding certain of such risks and is familiar with the nature and scope of all such risks, including, without limitation, risks arising from the fact that the Company is an entity with limited operating history and financial resources; and the Purchaser is fully able to bear the economic risks of such investment for an indefinite period, and can afford a complete loss thereof.

(vi)        The Purchaser has been given the opportunity to (i) ask questions of and receive answers from the Company and its designated representatives concerning the terms and conditions of the offering, the Company and the business and financial condition of the Company and (ii) obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to assist the Purchaser in evaluating the advisability of the purchase of the Shares and an investment in the Company. The Purchaser further represents and warrants that, prior to signing this Agreement, it has asked such questions, received such answers and obtained such information as it has deemed necessary or advisable to evaluate the merits and risks of the purchase of the Shares and an investment in the Company. The Purchaser is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects.

(vii)       The Purchaser understands that no federal, state or other governmental authority has made any recommendation, findings or determination relating to the merits of an investment in the Company.

3.           Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser as follows:

(a)           Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)           Power and Authority; Enforceability. This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Company has taken all actions necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company.

(c)           No Violation; Necessary Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation or performance by the Company of any of transactions contemplated hereby, will: (i) with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any (A) law (statutory, common or otherwise), constitution, ordinance, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any legislature, agency, bureau, branch, department, division, commission, court, tribunal or other similar recognized organization or body of any federal, state, county, municipal, local or foreign government or other similar recognized organization or body exercising similar powers or authority (collectively, “Law”), (B) order, ruling, decision, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any governmental authority or arbitrator (collectively, “Order”), (C) contract or agreement, (D) permit, license, certificate, waiver, notice or similar authorization (collectively, “Permit”) to which the Company is a party or by which it is bound or any of its assets are subject, or (E) any provision of the Company’s organizational documents as in effect on the Closing Date, (ii) result in the imposition of any lien, claim or encumbrance upon any assets owned by the Company; (iii) require any consent, approval, notification, waiver, or other similar action under any contract or agreement or organizational document to which the Company is a party or by which it is bound; or (iv) require any Permit under any Law or Order other than (A) required filings, if any, with the Securities and Exchange Commission and (B) notifications or other filings with state or federal regulatory agencies after the Closing that are necessary or convenient and do not require approval of the agency as a condition to the validity of the transactions contemplated hereunder; or (v) trigger any rights of first refusal, preferential purchase or similar rights with respect to any of the Shares.

(d)           Authorization of the Shares. The Shares have been duly authorized and, when issued in accordance with this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable and will be free and clear of all liens, claims or encumbrances, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

4.           General Provisions.

(a)           Survival of Representations and Warranties.  All of the representations and warranties contained herein shall survive the Closing Date.

(b)           Entire Agreement.  This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(c)           Successors.  All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors.

(d)           Assignments. Except as otherwise provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this Section 4(d) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

(e)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f)           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(g)           Governing Law. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

(h)           Waiver of Jury Trial.  The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(i)           Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

(j)           Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(k)           Expenses. Except as otherwise expressly provided in this Agreement, each party hereto will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(l)           Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign Law will be deemed also to refer to Law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(m)         Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GRASSMERE ACQUISITION CORPORATION

By:	/s/ Peter C. Brown
Name: Peter C. Brown
Title: Chairman

THE PURCHASER:

GRASSMERE ACQUISITION HOLDINGS, LLC

By:	/s/ Brian M. Hagenhoff
Name: Brian M. Hagenhoff
Title: Chief Financial Officer

[Signature Page to Common Stock Subscription Agreement]